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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the incorporation by reference in the Registration Statement of Level 3 Communications, Inc. on Form S-3 of our report dated March 8, 2000, on our audits of the consolidated financial statements and financial statement schedules of RCN Corporation and Subsidiaries as of December 31, 1999 and 1998, and for the years ended December 31, 1999, 1998 and 1997, which report is incorporated by reference in the 1999 Annual Report on Form 10-K/A of Level 3 Communications, Inc. We also consent to the reference to our firm under the caption "Experts".

                                           /s/ PricewaterhouseCoopers LLP
                                           ------------------------------
                                              PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
January 17, 2001